UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a 12 Section 240.14a-2.

Cambrex Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CAMBREX CORPORATION
March 30, 2007

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Cambrex Corporation. This year’s meeting will be held on April 26, 2007 at 1:00 P.M. at the Sheraton Meadowlands Hotel, Two Meadowlands Plaza, East Rutherford, New Jersey. Your Board of Directors and management look forward to greeting personally those stockholders that are able to attend.

At this year’s meeting, you will be asked to (1) elect four (4) directors, (2) ratify the selection of the Company’s auditors, BDO Seidman, and (3) approve amendments to our Restated Certificate of Incorporation in order to declassify the Board of Directors and authorizing (i) the annual election of all members of the Board of Directors; (ii) stockholders to remove a director with or without cause by a majority vote of the then outstanding shares of common stock entitled to vote generally in the election of directors; and (iii) removal of provisions requiring a supermajority vote of our common stock to effect certain amendments to our Restated Certificate of Incorporation and By-Laws.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. The enclosed proxy card contains instructions regarding voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

Sincerely,

James A. Mack
Chairman

CAMBREX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 26, 2007

Notice Is Hereby Given that the 2007 Annual Meeting of Stockholders of Cambrex Corporation (the “Company”) will be held at the Sheraton Meadowlands Hotel, Two Meadowlands Plaza, East Rutherford, New Jersey on April 26, 2007 at 1:00 P.M. for the following purposes:

1.	to elect four (4) directors in Class II to hold office until the 2010 Annual Meeting of Stockholders and until their successors shall be elected and qualified; and

2.	To consider and act upon the ratification of the appointment of BDO Seidman as independent accountants for 2007; and

3.	To amend our Restated Certificate of Incorporation in order to declassify the Board of Directors and authorizing:

(i) the annual election of all members of the Board of Directors;

(ii) stockholders to remove a director with or without cause by a majority vote of the then outstanding shares of common stock entitled to vote generally in the election of directors; and

(iii) the removal of provisions requiring a supermajority vote of our common stock to effect certain amendments to our Restated Certificate of Incorporation and By-Laws; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record of Common Stock of the Company at the close of business on March 15, 2007 will be entitled to vote at the meeting. The list of such stockholders will be available for inspection by stockholders during the ten days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at One Meadowlands Plaza, East Rutherford, New Jersey 07073 and will also be available at the Annual Meeting. Stockholders may make arrangements for such inspection by contacting Peter E. Thauer, Senior Vice President, General Counsel & Secretary, Cambrex Corporation, One Meadowlands Plaza, East Rutherford, New Jersey 07073.

By Order of the Board of Directors,

Peter E. Thauer,
Secretary

March 30, 2007

THE VOTE OF EACH STOCKHOLDER IS IMPORTANT.
PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND PROMPTLY
RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

CAMBREX CORPORATION

2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY SOLICITATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambrex Corporation (the “Company”) for use at the 2007 Annual Meeting of Stockholders to be held on April 26, 2007, and at any adjournment of the meeting. The address of the Company’s principal executive office is One Meadowlands Plaza, East Rutherford, New Jersey 07073. This Proxy Statement and the form of proxy are being mailed to stockholders commencing on or about March 30, 2007.

The costs of soliciting proxies will be borne by the Company. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners, and their reasonable expenses therefore will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally, by telephone or electronic mail by the Company’s officers, directors and employees without special compensation for such activities.

REVOCABILITY AND VOTING OF PROXY

A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date or by notifying the Company in writing of such revocation or by a vote in person at the Annual Meeting. The execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person, but attendance at the Annual Meeting will not, by itself, revoke a proxy. Properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon and if no instructions are indicated, will be voted for the election of the four (4) nominees for director named herein; for the selection of BDO Seidman as independent accountants for the Company; and for the amendments to our Restated Certificate of Incorporation to declassify the Board of Directors and authorize(a) the annual election of all members of the Board of Directors; (b) stockholders to remove a director with or without cause by a majority vote of the then outstanding shares of common stock entitled to vote generally in the election of directors; and (c) the removal of provisions requiring a supermajority vote of our common stock to effect certain amendments to our Restated Certificate of Incorporation and By-Laws. The Company knows of no reason why any of the nominees named herein would be unable to serve for the terms indicated. In the event, however, that any such nominee should, prior to the election, become unable to serve as a director, unless the Board of Directors decides to decrease the size of the Board, the proxy will be voted for such substitute nominee as the Board of Directors shall propose.

The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. The Proxy Card conveys discretionary authority to vote on any other matter not presently known by management that may properly come before the Annual Meeting. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote the shares subject to such proxies in accordance with their best judgment.

RECORD DATE AND VOTING RIGHTS

The Company has only one class of voting securities, Common Stock, par value $0.10 (“Common Stock”). Only holders of Common Stock of the Company of record at the close of business on March 15, 2007 will be entitled to vote at the meeting. On such record date there were outstanding and entitled to vote 28,281,431 shares of Common Stock and each such share is entitled to one vote.

PRINCIPAL STOCKHOLDERS

The following sets forth information with respect to the only persons of which the Company is aware as of February 15, 2007, who may be deemed to beneficially own more than 5% of the outstanding Common Stock of the Company:

	Number of Shares		Percent of
Name and Address	Beneficially Owned(1)		Class(2)

Snyder Capital Management, L.P.	2,483,510	(3)	8.5%
Snyder Capital Management, Inc.
One Market Plaza
Steuart Tower, Suite 1200
San Francisco, CA 94105

(1)	Unless otherwise indicated (a) share ownership is based upon information furnished to the Company as of February 15, 2007, by the beneficial owner, and (b) each beneficial owner has sole voting and investment power with respect to the shares shown.

(2)	For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 28,082,385 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2007, and (ii) 23,922 shares still to be issued in connection with the 1993 conversion of the Company’s 9% Convertible Subordinated Notes.

(3)	In a Schedule 13G under the Securities Exchange Act of 1934 dated February 14, 2007 and filed by Snyder Capital Management, L.P. (“SCMLP”) and Snyder Capital Management, Inc. (“SCMI”), SCMLP and SCMI reported that it has shared voting power over 2,229,200 shares and shared dispositive power over 2,483,510 shares. SCMLP and SCMI have reported the shares as beneficially owned as a result of acting as an investment advisor. SCMI and its direct parent company, IXIS Asset Management North America, L.P. (formerly known as CDC IXIS Asset Management North America, L.P.) operate under an understanding that all investment and voting decisions regarding managed accounts are to be made by SCMI and SCMLP and not by IXIS Asset Management North America or any entity controlling it. Accordingly, SCMI and SCMLP do not consider IXIS Asset Management North America or any entity controlling it to have any direct or indirect control over the securities held in managed accounts.

EXECUTIVE OFFICERS OF THE REGISTRANT

The following table lists the officers of the Company:

Name	Age	Office

James A. Mack*	69	Chairman of the Board of Directors, President and Chief Executive Officer
Luke M. Beshar*	48	Executive Vice President, Strategy & Corporate Development
Robert J. Congiusti*	53	Vice President, Information Technology
Mary E. Fletcher	45	Assistant General Counsel and Assistant Corporate Secretary
Anup Gupta	42	Vice President, Financial Planning and Treasurer
Steven M. Klosk*	49	Executive Vice President, Chief Operating Officer & President, Pharmaceutical Products and Services
Melissa M. Lesko	45	Vice President, Human Resources
Paolo Russolo*	62	President, Profarmaco Milano
Gregory P. Sargen*	41	Vice President & Chief Financial Officer
Charles W. Silvey	48	Vice President, Internal Audit
Peter E. Thauer*	67	Senior Vice President, Law & Environment, General Counsel and Corporate Secretary

*	Executive Officer

The Company’s executive officers are elected by the Board of Directors and serve at the Board’s discretion.

Mr. Mack joined Cambrex in February 1990 and was reappointed President and Chief Executive Officer of Cambrex in February 2006. Mr. Mack had retired as President and Chief Executive Officer in August 2004. He joined the Company as President and Chief Operating Officer and was appointed to the position of President and Chief Executive Officer in April 1995. Mr. Mack has been a director of the Cambrex Board of Directors since joining the Company in 1990 and was appointed Chairman of the Board of Directors in October 1999. Prior to joining Cambrex, Mr. Mack was Vice President in charge of the worldwide Performance Chemicals business of Olin Corporation. Mr. Mack was Executive Vice President of Oakite Products, Inc. from 1982 to 1984. Prior to joining Oakite, he held various positions with The Sherwin-Williams Company, most recently as President and General Manager of the Chemicals Division from 1977 to 1981. Mr. Mack is a past Chairman of the Board of Governors of the Synthetic Organic Chemical Manufacturing Association and is a member of the Board of Trustees of the Michigan Tech Alumni Fund.

Mr. Beshar joined Cambrex in December 2002 and currently serves in the role of Executive Vice President, Strategy & Corporate Development. He joined the Company as Senior Vice President and Chief Financial Officer and in February 2004 was appointed to Executive Vice President and Chief Financial Officer. He was appointed to his current position in February 2007. Prior to joining Cambrex, Mr. Beshar was Senior Vice President and Chief Financial Officer with Dendrite International. Prior to Dendrite, he was Executive Vice President, Finance and Chief Financial Officer for Exp@nets, Inc. from 1998 through 2002. Mr. Beshar has served as Chief Financial Officer for other businesses in his career and has been the President and Chief Financial Officer of a company privately owned by Merrill Lynch Capital Partners. Mr. Beshar is a member of the Board of Directors of PNY Technologies, Inc.

Mr. Congiusti joined Cambrex in September 1994 and currently serves in the role of Vice President, Information Technology. He joined the Company as Director, Information Services and was appointed to his current position in November 1998. Prior to joining the Company, he held various senior information systems management positions from 1984 to 1994 at International Specialty Products and American Cyanamid Company.

Ms. Fletcher joined Cambrex in September 1992 and currently serves in the role of Assistant General Counsel and Assistant Corporate Secretary. She joined the Company as Associate Counsel. Ms. Fletcher was appointed Senior Counsel in January 1997 and Assistant General Counsel in May 2000. She was appointed to her current role in November 2005. Prior to joining Cambrex, Ms. Fletcher was with the New Jersey Department of Environmental Protection from 1985 to 1989, serving in various environmental compliance and enforcement roles.

Mr. Gupta joined Cambrex in October 2003 and currently serves as Vice President, Financial Planning and Treasurer. He joined the Company as Director, Financial Planning and Analysis and was appointed Director, Finance in September 2005. In February 2006, he was promoted to his current position. Prior to joining Cambrex, Mr. Gupta was with Satyam Computer Services as Vice President, Automotive Vertical Business Unit from 2002 to 2003. From 1987 to 2002, he worked in various capacities at Planet One, Scient, Trilogy, The Boston Consulting Group and Andersen Consulting (now known as Accenture).

Mr. Klosk joined Cambrex in October 1992 and currently serves in the role of Executive Vice President, Chief Operating Officer & President, Pharmaceutical Products and Services. Mr. Klosk joined the Company as Vice President, Administration. He was appointed Executive Vice President, Administration in October 1996 and was promoted to the position of Executive Vice President, Administration and Chief Operating Officer for the Cambrex Pharma and Biopharmaceutical Business Unit in October 2003. In January 2005, Mr. Klosk assumed direct responsibility for the leadership of the Biopharmaceutical Business Unit as Chief Operating Officer. In August 2006, Mr. Klosk assumed the responsibility of the Pharma business as Executive Vice President and Chief Operating Officer — Biopharma & Pharma and in February 2007 was appointed to his current position. From 1988 until he joined Cambrex, Mr. Klosk was Vice President, Administration and Corporate Secretary for The Genlyte Group, Inc. From 1985 to 1988, he was Vice President, Administration for Lightolier, Inc., a subsidiary of The Genlyte Group, Inc.

Ms. Lesko joined Cambrex in August 1995 and currently serves in the role of Vice President, Human Resources. She joined Cambrex as Manager, Human Resources and was promoted to the position of Director,

Compensation, Staffing and Development in October 2001. In October 2004, she was promoted to her current position. Prior to joining Cambrex, Ms. Lesko held various human resources management positions at The Genlyte Group, Inc. and RCA Records.

Dr. Russolo is President, Profarmaco Milano and joined the Company in 1994 with the acquisition of Profarmaco Nobel S.r.l. in Milan Italy, where he served as Managing Director since 1982. Dr. Russolo joined Profarmaco Nobel S.r.l. in 1971. Upon the acquisition of Profarmaco Nobel S.r.l., Dr. Russolo continued serving in the role of Managing Director until 2000, when he was appointed to President, Cambrex Profarmaco Business Unit. Upon the completion of the sale of the Landen facility Dr. Russolo assumed his current position.

Mr. Sargen joined Cambrex in February 2003 and has served as Vice President and Chief Financial Officer since February 2007. Mr. Sargen previously held the position of Vice President, Finance. Previously, he was with Exp@nets, Inc. from 1999 through 2002, serving in the roles of Executive Vice President, Finance/Chief Financial Officer and Vice President/Corporate Controller. From 1996 to 1998, he was with Fisher Scientific International’s Chemical Manufacturing Division, serving in the roles of Vice President, Finance and Controller. Mr. Sargen has also held various positions in finance, accounting and audit with Merck & Company, Inc., Heat and Control, Inc., and Deloitte & Touche.

Mr. Silvey joined Cambrex in August 2004 as Vice President, Internal Audit. Prior to joining the Company, he was with Automatic Data Processing (ADP) from 2002 to 2004 as Vice President, Financial and Operational Audit. From 1998 to 2002, he was with Lucent Technologies, most recently in the role of Chief Financial Officer, Americas’ — Lucent Worldwide Services. From 1995 to 1998, he was with CR Bard, Inc., serving in various finance and audit roles. From 1990 to 1995, he was with KPMG Peat Marwick LLP as Audit Manager.

Mr. Thauer joined Cambrex in August 1989 and currently serves in the role of Senior Vice President, Law and Environment, General Counsel, and Corporate Secretary. He joined the Company as General Counsel and Corporate Secretary and was appointed Vice President, Law and Environment in December 1992. He was appointed to his current position in January 2001. From 1987 until 1989, he was Counsel to the business and finance group of the firm of Crummy, Del Deo, Dolan, Griffinger and Vecchione. From 1971 to 1987, Mr. Thauer held various positions with Avon Products, Inc., including U.S. Legal Department Head and Corporate Assistant Secretary.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table gives information concerning the beneficial ownership of the Company’s Common Stock on February 15, 2007, by (i) each director and nominee for election as a director, (ii) each of the executive officers named in the Summary Compensation Table (below) and (iii) all directors and executive officers of the Company as a group.

	Shares
	Beneficially		Percent of
Beneficial Owners	Owned(1)		Class(2)

David R. Bethune	4,000	(3)	*
Rosina B. Dixon, M.D.	28,846	(4)	*
Roy W. Haley	32,402	(5)	*
Kathryn Rudie Harrigan	33,885	(6)	*
Leon J. Hendrix, Jr.	42,055	(7)	*
Ilan Kaufthal	49,108	(8)	*
William B. Korb	31,812	(9)	*
James A. Mack	596,690	(10)	2.12%
John R. Miller	24,273	(11)	*
Peter Tombros	22,660	(12)	*
Luke M. Beshar	260,398	(13)	*
Thomas N. Bird	128,474	(14)	*
Steven M. Klosk	233,380	(15)	*
Gary L. Mossman	302,643	(16)	1.08%
Paolo Russolo	64,176	(17)	*
All Directors and Executive Officers as a group (20 Persons)	2,084,626	(18)	7.42%

*	Beneficial Ownership is less than 1% of the Common Stock outstanding

(1)	Except as otherwise noted, reported share ownership is as of February 15, 2007. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock he or she beneficially owns.

(2)	For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 28,082,385 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2007, (ii) all shares of Common Stock subject to stock options which are held by such beneficial owner and are exercisable within 60 days of February 15, 2007, and (iii) 23,922 shares still to be issued in connection with the 1993 conversion of the Company’s 9% Convertible Subordinated Notes.

(3)	The number of shares reported is 4,000 shares issuable upon exercise of options granted under the Company’s 1998 Stock Option Plan and 2004 Incentive Plan.

(4)	The number of shares reported includes 14,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans.

(5)	The number of shares reported includes 18,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans and 14,402 share equivalents held at February 15, 2007 in the Company’s Directors’ Deferred Compensation Plan.

(6)	The number of shares reported includes 12,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans.

(7)	The number of shares reported includes 19,500 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans and 16,555 share equivalents held at February 15, 2007 in the Company’s Directors’ Deferred Compensation Plan.

(8)	The number of shares reported includes 19,500 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans.

(9)	The number of shares reported includes 18,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans, 1,000 shares held by a family member for which beneficial ownership of such shares is disclaimed, and 12,812 share equivalents held at February 15, 2007 in the Company’s Directors’ Deferred Compensation Plan.

(10)	The number of shares reported includes 340,133 shares issuable upon exercise of options granted under the Company’s Stock Option Plans, 32,798 restricted stock units, 101,989 share equivalents held at February 15, 2007 in the Company’s Deferred Compensation Plan and 494 shares held December 31, 2006 in the Company’s Savings Plan.

(11)	The number of shares reported includes 18,000 shares issuable upon exercise of options granted under the Company’s 1996, 1998, 2001 and 2004 stock option Plans.

(12)	The number of shares reported includes 12,000 shares issuable upon exercise of options granted under the Company’s 1996, 1998, 2001 and 2004 stock option Plans and 9,660 share equivalents held at February 15, 2007 in the Company’s Directors’ Deferred Compensation Plan.

(13)	The number of shares reported includes 230,000 shares issuable upon exercise of options granted under the Company’s Stock Option Plans, 29,317 restricted stock units and 1,081 shares held at December 31, 2006 in the Company’s Savings Plan.

(14)	The number of shares reported includes 119,000 shares issuable upon exercise of options granted under the Company’s Stock Option Plans and 8,188 restricted stock units.

(15)	The number of shares reported includes 145,700 shares issuable upon exercise of options granted under the Company’s Stock Option Plans, 29,101 restricted stock units, 9,520 shares held at December 31, 2006 in the Company’s Savings Plan, and 49,059 share equivalents held at February 15, 2007 in the Company’s Deferred Compensation Plan.

(16)	The number of shares reported includes 279,500 shares issuable upon exercise of options granted under the Company’s Stock Option Plans, 21,680 restricted stock units and 1,254 shares held at December 31, 2006 in the Company’s Savings Plan.

(17)	The number of shares reported includes 30,000 shares issuable upon exercise of options granted under the Company’s Stock Option Plans and 18,423 restricted stock units.

(18)	The number of shares reported includes 1,392,100 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days, 162,927 restricted stock units, 20,230 shares held at December 31, 2006 in the Company’s Savings Plan, 53,429 share equivalents held at February 15, 2007 in the Director’s Deferred Compensation Plan and 232,429 share equivalents held at February 15, 2007 in the Company’s Deferred Compensation Plan. Shares held by immediate family members are not included and beneficial ownership of such shares is disclaimed.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors of the Company is currently divided into three classes. The term of office of the directors in Class II expires at this Annual Meeting with the terms of office of the directors in Class III and Class I ending at successive Annual Meetings. At this Annual Meeting four (4) directors in Class II will be elected to hold office until the 2010 Annual Meeting and until their successors shall be elected and qualified. Each of the nominees has consented to serve as a director if elected. To be elected, each nominee for director requires a plurality of the votes cast. Abstentions and broker non-votes will not be counted in connection with the election of directors. A properly executed proxy marked “Withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The following sets forth with respect to the four persons who have been nominated by the Board of Directors for election at this Annual Meeting and the other directors of the Company certain information concerning their positions with the Company and principal outside occupations and other directorships held. Except as otherwise disclosed herein, none of the corporations or organizations listed below is a parent, subsidiary or other affiliate of the Company.

The Board of Directors recommends a vote FOR the election of the Nominees.

Nominees for Election to Serve as Directors Serving
until the 2010 Annual Meeting (Class II)

Rosina B. Dixon, M.D. (age 64).  Director since 1995. Chairperson of the Compensation Committee and Member of the Regulatory Affairs Committee of the Board of Directors. Dr. Dixon has been Sr. Director, Global Pharmacovigilance and Epidemiology at Sanofi-Aventis, Bridgewater, NJ since September 2006. From May 1986 to September 2006 she was a consultant to the pharmaceutical industry. Dr. Dixon previously served as Vice President and Secretary of Medical Market Specialties Incorporated, as well as a member of its Board of Directors. She was also previously Medical Director, Schering Laboratories, Schering-Plough Corporation. Prior to that, Dr. Dixon was Executive Director Biodevelopment, Pharmaceuticals Division, CIBA-GEIGY Corporation. Dr. Dixon is a member of the Board of Directors of Church & Dwight Co., Inc.

Roy W. Haley (age 60).  Director since 1998. Chairman of the Audit Committee of the Board of Directors and Audit Committee Financial Expert. Chairman, President and Chief Executive Officer of WESCO International, Inc. (NYSE), an electrical products distribution company. Prior to joining WESCO in 1994, served as President and Chief Operating Officer of American General Corporation, one of the nation’s largest consumer financial services organizations. Began his career in 1969 with the management consulting division of Arthur Andersen & Co. and served as a partner from 1980 until 1988. Director of United Stationers, Inc. (NASDAQ), the Federal Reserve Bank of Cleveland and civic organizations generally based in Western Pennsylvania.

Leon J. Hendrix, Jr. (age 65).  Director since 1995. Chairman of the Governance Committee and Member of the Compensation Committee of the Board of Directors. Chairman of Remington Arms Co. since December 1997 and from December 1997 until April 1999 was also Chief Executive Officer. From 1993 to 2000, Mr. Hendrix was a Principal of Clayton, Dubilier & Rice, Inc., a private investment firm. Prior thereto, Mr. Hendrix was with Reliance Electric Company, a manufacturer and seller of industrial and telecommunications equipment and services, since 1973, where he held a series of executive level positions, most recently Chief Operating Officer and a member of the Board of Directors since 1992. Mr. Hendrix is a member of the Board of Directors of Keithley Instruments, Inc. He is also Chairman of the Clemson University Board of Trustees.

Ilan Kaufthal (age 59).  Director since the Company commenced business in 1981. Member of the Regulatory Affairs Committee of the Board of Directors. Vice Chairman of Investment Banking at Bear, Stearns & Co., Inc. since joining that firm in May 2000. Until joining Bear, Stearns & Co., Inc., Mr. Kaufthal was with Schroder & Co. Incorporated as Vice Chairman and head of mergers and acquisitions for thirteen years. Prior thereto, he was with NL Industries, Inc., a firm in the chemicals and petroleum services businesses, as its Senior Vice President and Chief Financial Officer. Director of United Retail Group, Inc.

Directors Serving until 2008 Annual Meeting (Class III)

William B. Korb (age 66).  Director since 1999. Member of the Audit and Chairman of the Regulatory Affairs Committees of the Board of Directors. Director, President and Chief Executive Officer since 1987 of Marconi Commerce Systems, Inc., formerly Gilbarco Inc., prior to his retirement on March 1, 2001. Prior to joining Gilbarco, the world’s leading gasoline pump and dispenser manufacturing company, was an Operating Vice President of Reliance Electric Company, a position he held from 1979 to 1987. Currently serves on the Board of Premier Farnell plc.

James A. Mack (age 69).  Director since 1990, President and Chief Operating Officer of the Company since joining the Company in February 1990 and Chief Executive Officer since 1995. Appointed Chairman of the Board of Directors in October 1999. In August 2004 Mr. Mack retired as President and Chief Executive Officer and became Executive Chairman of the Board of Directors. In December 2005 Mr. Mack was named Acting President and Chief Executive Officer and on February 1, 2006 he was elected as President and Chief Executive Officer. Prior thereto Mr. Mack was with Olin Corporation, a manufacturer of chemical and other products, since 1984 as Vice President, Specialty Chemicals and, more recently, Vice President, Performance Chemicals. Executive Vice President of Oakite Products, Inc. from 1982 to 1984. Prior to joining Oakite held various positions with The Sherwin-Williams Company, most recently as President and General Manager of the Chemicals Division from 1977 to 1981. Past Chairman of the Board of Governors of the Synthetic Organic Chemical Manufacturing Association. Member of the Board of Trustees of the Michigan Tech Alumni Fund and serves on the Board of Directors of Research Corporation Technologies Inc.

John R. Miller (age 69).  Director since 1998. Lead Director, Member of the Compensation and Governance Committees of the Board of Directors. Mr. Miller currently serves as Chairman of the Board of SIRVA, Inc. and Chairman of the Board of Graphic Packaging Corporation. He is also a Director of Eaton Corporation, Past Director and Chairman of the Federal Reserve Bank of Cleveland. Mr. Miller served with The Standard Oil Company as a Director, President and Chief Operating Officer from 1980 until 1986. From 2000 to 2003, he was Chairman and Chief Executive Officer of Petroleum Partners, Inc., a provider of outsourcing services to the petroleum industry.

Peter Tombros (age 64).  Director since 2002. Member of the Audit and Governance Committees of the Board of Directors. Professor, Distinguished Executive in Residence, Eberly College of Science, Pennsylvania State University. Former Chairman of the Board and Chief Executive Officer of VivoQuest, a private biopharmaceutical company from 2001 until 2005. Served as President and Chief Executive Officer from 1994 to 2001 of Enzon Pharma. Before joining Enzon, spent 25 years with Pfizer, Inc. as Vice President of Marketing, Senior Vice President and General Manager and as Executive Vice President of Pfizer Pharmaceuticals, Inc. He also served as Vice President Corporate Strategic Planning. Chairman of the Board of Directors of Alpharma, Inc. Director of NPS Pharmaceuticals, Dendrite International and Protalex.

Directors Serving until the 2009 Annual Meeting (Class I)

David R. Bethune (age 66).  Director since June 2005. Member of the Compensation and Governance Committees of the Board of Directors. Retired Chairman and Chief Executive Officer of Atrix Laboratories, a drug delivery and product development company, where he has been a director of the company for the past ten years. Prior to Atrix Laboratories, he was President and Chief Operating Officer of IVAX Corporation, a pharmaceutical company. Before joining IVAX, began a start-up pharmaceutical company venture formed by Mayo Medical Ventures, a business unit of Mayo Clinics of Rochester. He previously served as group Vice President of American Cyanamid Company and a member of the Executive Committee where he had executive authority for human biologicals, consumer health products, pharmaceuticals and ophthalmics as well as global medical research. He was also President of the Lederle Laboratories Division of American Cyanamid Company and President of GD Searle’s North American operations in the 1980’s. He currently serves on the Boards of Zila Incorporated and Female Health Company.

Kathryn Rudie Harrigan (age 55).  Director since 1994. Member of the Audit Committee of the Board of Directors. Since 1981, Professor, Management of Organizations Division of the Columbia University Business School, and, since 1993, the Henry R. Kravis Professor of Business Leadership at Columbia University Business School.

Transactions with Related Persons

One of the members of our Board of Directors, Mr. Ilan Kaufthal, is a Vice Chairman of Bear Stearns & Co. Inc. (“Bear Stearns”). Pursuant to an engagement letter dated September 19, 2005, as amended October 22, 2006 (the “Engagement Letter”), Cambrex, upon authorization of the Board of Directors, retained Bear Stearns to act as its exclusive financial advisor in connection with the consideration by the Board of Directors of the Company’s strategic alternatives, including the process leading to the signing of the Stock Purchase Agreement with Lonza Group Limited announced on October 24, 2006 with respect to the Company’s Bio Companies Businesses, which transaction closed on February 6, 2007 (the “Transaction”). The Engagement Letter provided for the payment of a customary fee for Bear Stearns’ services, a substantial portion of which was contingent on successful consummation of the Transaction. In addition, Cambrex agreed to indemnify Bear Stearns against certain liabilities arising out of the engagement. Bear Stearns received $4,156,336.74 (including $231,336.74 of out of pocket expenses) in connection with its services in relation to the Transaction.

In selecting Bear Stearns, our Board of Directors considered, among other things, the fact that Bear Stearns is an internationally recognized investment banking firm with substantial experience advising companies in the health care products and services industry and companies in the chemicals and industrial products and services industry, as well as substantial experience providing strategic advisory services. Although Mr. Kaufthal is a Vice Chairman of Bear Stearns, the Board of Directors concluded that Bear Stearns’ familiarity with the Company and its business segments and the industries in which the Company conducts business made Bear Stearns the logical and appropriate choice as financial advisor. In light of Mr. Kaufthal’s dual roles, the Board of Directors also authorized the Company to retain a second bank to render, in addition to Bear Stearns, an opinion to the Board of Directors with respect to the consideration to be received by the Company in any transaction for which Bear Stearns served as the Company’s financial advisor. Mr. Kaufthal abstained from the Board of Directors’ vote related to the approval of the Transaction.

As previously announced, the Company will continue to evaluate strategic opportunities for the Human Health business as they arise and the Company will continue using Bear Stearns as financial advisor to Cambrex with respect to the evaluation of any such opportunities.

Company Policies and Procedures related to Review, Approval and Ratification of Transactions with Related Persons

Pursuant to the Company’s Corporate Governance Guidelines, the Board expects Cambrex directors, officers and employees to act ethically at all times and to adhere to the Company’s Code of Business Conduct and Ethics, including the company’s policies on Business Ethics Conflicts of Interest. A “conflict of interest” occurs when an individual’s personal interests interfere in any way (or even appear to interfere) with the interests of the Company. A conflict situation can arise when a director takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest also arise when a director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.

A potential conflict of interest with respect to a proposed transaction is required to be reported to the Company’s General Counsel, Chief Executive Officer and the Board’s Governance Committee. The Governance Committee will evaluate the circumstances surrounding the potential conflict of interest and recommend action to the full Board, which will consider any such recommendation. The Board is responsible for the ultimate determination as to whether the transaction giving rise to the potential conflict of interest can proceed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s securities, to file reports of ownership and transactions in the Company’s securities with the Securities and Exchange Commission and the New York Stock Exchange. Such directors, executive officers and ten percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, and on written representation from certain of the Company’s directors and executive officers that no other reports were required, the Company believes that during 2006 all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during the 2006 fiscal year except that Mr. Mossman filed one Form 4 late, reporting a transaction in Company stock.

CORPORATE GOVERNANCE

The Board of Directors is responsible for directing the management of the business and affairs of the Company. The Board holds regular meetings five times each year and holds additional special meetings as required. During 2006 the Board held 17 meetings. Directors are expected to attend board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board recognizes that occasional meetings may need to be scheduled on short notice when the participation of a director is not possible and that conflicts may arise that may prevent a director from attending a regularly scheduled meeting. The Board expects, however, that each director will make every reasonable effort to keep absences to a minimum. Although participation by conference telephone or other communications equipment is allowed, personal attendance is encouraged. Nine directors attended the Company’s annual meeting of stockholders in July of 2006.

Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that all of the directors, other than James A. Mack and Ilan Kaufthal, are independent from our management under the standards set forth in the Company’s Independence Standards for Directors, which was adopted by the Board in January 2004 and is attached to this proxy statement as Exhibit 1. This means that none of the independent directors have any direct or indirect material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. As a result, the Company has a majority of independent directors on our Board as required by the listing standards of the New York Stock Exchange. The Board of Directors has also adopted the Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer, the Chief Financial Officer and the principal accounting officer.

Under the retirement policy for non-employee directors established by the Board of Directors in 1989, a non-employee director (other than incumbent directors when the policy was adopted) must not have attained age 72 at the time of election and may not serve as a director beyond the Annual Meeting next following such person’s 72nd birthday.

Non-management directors have regularly scheduled executive sessions in which they meet without the presence of members of management. These executive sessions occur before or after each regularly scheduled meeting of our Board and may also occur in conjunction with special meetings. The Lead Director of these executive sessions is John R. Miller.

Shareholder Communications with our Board.  The Company is committed to providing stockholders and other interested persons with an open line of communication for bringing issues of concern to the Company’s non-management directors. In January 2004, the Board approved the following process by which such communications may be made and for handling any such communications received by the Company:

Any stockholder or interested person may communicate with the Company’s non-management directors as a group by sending a communication to the Board of Directors, c/o Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, 15th Floor, East Rutherford, New Jersey 07073. All communications will be reviewed by the Company’s Corporate Secretary who will send such communications to the non-management directors unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company, or the function of the Board or its Committees, or relates to insignificant matters that do not warrant the non-management directors’ attention or is not otherwise appropriate for delivery to the non-management directors.

The non-management directors who receive such communication will have discretion to determine the handling of such communication, and if appropriate, respond to the person sending the communication, and disclosure, which shall be consistent with the Company’s policies and procedures and applicable law regarding the disclosure of information.

The Board has established four standing committees: the Regulatory Affairs Committee, the Governance Committee, the Audit Committee and the Compensation Committee. Printable versions of the charters of such Committees as well as the Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website (www.cambrex.com), under the “Governance” link of the “Investors” section. The Company will also provide any of the foregoing information in print without charge upon written request to the Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, 15th Floor, East Rutherford, New Jersey 07073.

Regulatory Affairs Committee

The Regulatory Affairs Committee, comprised of three non-management directors, oversees the Company’s compliance with Food and Drug Regulations and environmental and safety affairs. The Regulatory Affairs Committee held four meetings during 2006.

Governance Committee

The Governance Committee, comprised of four independent directors, is responsible for reporting to the Board of Directors concerning its evaluation of the performance of the Chief Executive Officer, individual directors and the Board as a whole. The Governance Committee makes recommendations to the Board of Directors concerning nominees for election to the Board at Annual Stockholder Meetings and candidates for newly created directorships and vacancies on the Board. The Charter of the Governance Committee has been adopted by the Committee and approved by the Board. All of the members of the Governance Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Independence Standards for Directors.  The Governance Committee held two meetings in 2006.

Consideration of Director Nominees

Director Qualifications

The Company’s Corporate Governance Guidelines set forth Board membership criteria. Under these criteria, members of the Board should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. Their skills and backgrounds should include, among other things, experience in making decisions, a track record of competent judgment, the ability to function rationally and objectively, and experience in different businesses and professions. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Cambrex Board. Current positions in excess of these limits may be maintained unless the Board determines that doing so would impair the director’s service on the Cambrex Board.

Identifying and Evaluating Nominees for Directors

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various candidates for director. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. The Governance Committee also considers properly submitted stockholder nominations for candidates for the Board. In addition to the standards and qualifications set out in the Company’s Corporate Governance Guidelines, the Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or other expertise and the evaluations of other prospective nominees. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether or not the nominee is recommended by a stockholder.

Stockholder Nominees

The Governance Committee will consider nominees recommended by stockholders. Such recommendations for the 2008 Annual Meeting should be sent to the Corporate Secretary of the Company not later than January 26, 2008, and should include such information as specified in the Company’s By-Laws.

Audit Committee

The Audit Committee consists of four independent directors. The Board has determined that each member of the Audit Committee is (i) independent within the meaning of the Securities and Exchange Commission Rules and the New York Stock Exchange (NYSE) listing standards and the Company’s Independence Standards for Directors, and (ii) satisfies the financial literacy requirements of the NYSE listing standards. Further, the Board has determined that at least one member of the Audit Committee satisfies the financial expertise requirements of the NYSE listing standards. The Board has also determined that Mr. Roy Haley, Audit Committee Chairperson is an Audit Committee Financial Expert, as that term is defined by current SEC rules.

The role of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) the integrity of the Company’s financial reporting process; (ii) the Company’s systems of internal accounting and financial controls; (iii) the annual independent audit of the Company’s financial statements; (iv) the independent auditors’ qualifications and independence; and (v) the Company’s compliance with legal and regulatory requirements. The Audit Committee’s role is one of oversight and it recognizes that the Company’s Management is responsible for preparing the Company’s financial statements and that the Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee acts under a written charter adopted by the Committee and approved by the Board.

The Audit Committee met 12 times in 2006. The Audit Committee met individually with Management, with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent public accountants, and with the Company’s internal auditors, as appropriate. The Audit Committee also reviewed and had discussions with Company Management and PwC regarding the audited financial statements, including a discussion of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Further, the Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent auditor the Company’s internal control assessment process, management’s assessment with respect thereto and the independent auditor’s evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee also reviewed and had discussions with PwC regarding the matters required to be discussed by Statement of Auditing Standards No. 61. Further, the Audit Committee received the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with representatives of PwC their independence.

The Committee also received PwC’s Report dated March 15, 2007 concerning the Company’s financial statements and PwC’s assessment of the Company’s internal controls (the “PwC Opinion”), which is included in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2006. Based on the reviews and discussions with PwC and Management, and the PwC Opinion, and subject to the limitations on the role and responsibilities of the Audit Committee as set forth in the Audit Committee Charter, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements for the fiscal year ended December 31, 2006 be included in Cambrex’s 2006 Annual Report on Form 10-K.

AUDIT COMMITTEE
Roy W. Haley, Chairperson
Kathryn Rudie Harrigan
William B. Korb
Peter G. Tombros

Compensation Committee

The Compensation Committee, comprised of four independent directors, conducts reviews of the Company’s general and executive compensation policies and strategies and oversees and evaluates the Company’s overall compensation structure and programs. Each member of the Committee meets the independence requirements specified by the New York Stock Exchange, by Section 162(m) of the Internal Revenue Code of 1986, as amended and within the meaning of the Company’s Independence Standards for Directors. Each year the Committee develops a calendar-year annual schedule for the coming year. The Chair reports the Committee’s actions and recommendations to the full Board following each Committee meeting. The Committee held six meetings during 2006.

The Charter of the Compensation Committee has been adopted by the Committee and approved by the Board. The Committee’s charter is to work with executive management in developing a compensation philosophy; to evaluate and approve compensation and bonus programs for the Chief Executive Officer, other officers, subsidiary general managers and those employees, whose salary is greater than $175,000 per year. The Committee also oversees the Company’s general employee benefit programs, including the Company’s employee equity plans. At its July 2006 meeting the Committee reviewed and discussed its own performance for the prior year in order to benefit from self-evaluation and encourage continuous improvement. For its self-evaluation the Committee referred to materials provided by the Governance Committee. The Committee conducts these reviews annually.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2006 were Rosina B. Dixon, David R. Bethune, Leon J. Hendrix, Jr. and John R. Miller, each of whom is a non-employee independent director.

Compensation Committee Report

The Compensation Committee (the “Committee”) has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
Rosina B. Dixon, M.D., Chairman
David R. Bethune
Leon J. Hendrix, Jr.
John R. Miller

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION OF NON-EMPLOYEE DIRECTORS
[To be included in the Definitive Proxy Statement]

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF AUDITORS

New Independent Registered Public Accounting Firm

On March 16, 2007, the Audit Committee of Cambrex Corporation (the “Company” or “Cambrex”) selected BDO Seidman to be the Company’s independent public accountants for 2007, subject to the completion of BDO Seidman’s client acceptance procedures and ratification by the stockholders. A representative of BDO Seidman is expected to be present at the meeting, will be afforded an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

During the fiscal years ended December 31, 2006 and December 31, 2005, and through March 16, 2007, neither Cambrex nor anyone on its behalf consulted with BDO Seidman regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Previous Independent Registered Public Accounting Firm

On March 16, 2007, the Audit Committee approved the decision to dismiss PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2006 and 2005, PwC’s reports on the Company’s financial statements did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2006 and December 31, 2005 and through March 16, 2007, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on Cambrex’s financial statements for such years.

Except as noted below, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 31, 2006 and 2005 and through March 16, 2007. The following material weakness in internal controls was disclosed by the Company in Item 9A of the Company’s Form 10-K for the year ended December 31, 2005 and in the Item 4 sections of each of the Company’s Forms 10Q for 2006:

The Company’s management identified a material weakness in its internal controls over the accounting for income taxes. As result of this material weakness, management concluded that the Company’s internal controls over financial reporting were not effective.

During 2006, management carried out an evaluation, with the participation of the Company’s principal executive officer and principal financial officer, of changes in the Company’s internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f). Based on this evaluation, management determined the material weakness had been remediated as of December 31, 2006 by implementing the following corrective actions:

•	Strengthened procedures whereby the current income tax payable account and deferred income tax asset and liability accounts are reconciled on a regular and timely basis;

•	Increased level of review and discussion of significant tax matters and supporting documentation with senior finance management;

•	Hired additional permanent personnel in the tax department; and

•	Identified interim personnel to augment existing corporate tax staff to ensure there are adequate resources to reconcile all tax-related accounts for each reporting period.

The Company has authorized PwC to respond fully to the inquiries of the successor accountant concerning the subject matter of this material weakness.

The Company has provided a copy of the above disclosure related to PwC and requested that PwC furnish the Company with a letter addressed to the United States Securities and Exchange Commission stating whether or not PwC agrees with this disclosure, and, if not, stating the respects in which it does not agree. A copy of PwC’s letter will be filed upon receipt in the Definitive Proxy.

The Board of Directors recommends a vote FOR the proposal.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Cambrex for each of the fiscal years ended December 31, 2006 and December 31, 2005, by the Company’s independent public accounting firm, PricewaterhouseCoopers LLP for Audit, Audit-Related, Tax and All Other Fees:

	December 31,	December 31,
	2006	2005

Audit Fees	$	$2,815,670
Audit-Related Fees	$	$60,000
Tax Fees	$	$0
All Other	$	$0

Totals	$	$2,875,670

AUDIT FEES

Aggregate Audit fees billed for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of the Company’s financial statements were $      for fiscal year ended 2006. Aggregate Audit fees for fiscal year ended 2005 were $2,915,670. Such fees also include PwC’s internal control review and attestation now required pursuant to the Sarbanes-Oxley Act and the securities regulations.

AUDIT-RELATED FEES

Aggregate Audit-Related fees billed for professional services rendered by PricewaterhouseCoopers LLP in connection with assurance and related services reasonably related to the audit and review of the Company’s financial statements were $      and $60,000 for fiscal years-ended 2006 and 2005, respectively. Such services include the financial audits of the Company’s employee benefit plans; due diligence services pertaining to an acquisition and other commercial transactions; and general accounting, financial reporting and disclosure matters; and assistance with understanding and implementing new accounting and financial reporting guidance and internal control requirements.

TAX FEES

There were no Tax fees billed for professional tax services rendered by PricewaterhouseCoopers LLP for fiscal years ended 2006 and 2005.

ALL OTHER FEES

PricewaterhouseCoopers LLP did not perform any services classified as Other Services during fiscal years-ended 2006 and 2005, and as such, there were no billings for such services.

Audit Committee Pre-Approval Policy

In fiscal year 2003, the Audit Committee established a policy (the “Policy”) for pre-approval of all audit and permissible non-audit services performed by the independent auditors. Under the Policy, the Audit Committee will approve the following Audit and Audit-Related Services prior to each engagement, along with a fee amount: (i) domestic quarterly reviews and the annual financial statement audit; (ii) statutory or financial audits for international subsidiaries or affiliates of the Company; (iii) the attestation engagement for the independent auditor’s report on Management’s assertion on internal controls for financial reporting; (iv) financial audits of employee benefit plans; and (v) due diligence services pertaining to potential business acquisitions and dispositions. On an annual basis, the Audit Committee will pre-approve a blanket amount to authorize the following Audit and Audit-

Related Services: (i) consultations related to accounting, financial reporting or disclosure matters; (ii) assistance with understanding and implementing new accounting and financial reporting guidance; and (iii) assistance with internal control reporting requirements and also Permissible Non-Audit Services, including tax services. Further, management will provide a quarterly update to the Committee detailing actual spending by quarter and year-to-date for any services rendered under such pre-approval. Under the Policy, the Audit Committee has delegated pre-approval authority to the Committee Chairperson for permissible services and fees up to a maximum of $25,000. The Committee Chairperson will report to the entire Audit Committee any services and fees approved pursuant to such delegation of authority.

During fiscal year 2006, all services rendered were approved pursuant to the Policy. Further during fiscal years 2006 and 2005, there were no services performed or fees incurred by PricewaterhouseCoopers LLP where pre-approval was waived pursuant to the statutory de minimis exception.

The Audit Committee has reviewed the billings by PricewaterhouseCoopers LLP and has determined that they do not affect the auditor’s independence.

PROPOSAL NO. 3

AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION

Our Board of Directors, after careful consideration, has adopted and now recommends stockholder approval to declassify the Board of Directors and proposes the following amendments to our Restated Certificate of Incorporation to authorize:

•	annual election of all members of our Board of Directors;

•	stockholders to remove a director with or without cause by a majority vote of the then outstanding shares of common stock entitled to vote generally in the election of directors; and

•	removal of provisions requiring a supermajority vote of our common stock to effect certain amendments to our Restated Certificate of Incorporation and By-Laws.

As a result of continuing investor interest in issues relating to annual elections of directors, our Board of Directors has reviewed our Restated Certificate of Incorporation and determined to recommend to our stockholders the amendment of various provisions relating to the election and removal of members of the Board of Directors and to the vote required to amend certain provisions of our Restated Certificate of Incorporation and By-Laws. The amendments proposed below, if all are adopted, will permit the annual election of each member of the Board of Directors (after an appropriate phase-in period) and the removal of other ancillary provisions that implement the classified board structure.

At our 2006 annual meeting held on July 27, 2006, a stockholder proposal was submitted requesting that our Board of Directors take the necessary steps in accordance with applicable state law to declassify the Board of Directors so that all directors are elected annually, provided that such declassification be carried out in a manner that does not affect the unexpired terms of directors previously elected. The stockholder proposal received favorable votes from the holders of more than 80% of the shares of our common stock outstanding and voting at the 2006 annual meeting.

Our Board of Directors is committed to good corporate governance and, on several occasions, has considered the advantages and disadvantages of maintaining a classified board. In the past, our Board of Directors has concluded that a classified board structure was in the best interests of the Company and its stockholders. In light of the vote on the declassification proposal at the 2006 annual meeting and evolving corporate governance practices, our Board of Directors requested that the Governance Committee again consider the various positions for and against a classified board. Based on that review, the Governance Committee and the full Board of Directors have reconsidered the merits of retaining a classified board. The Board of Directors recognizes that many investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and hold management accountable for implementing those policies. The Board of Directors also takes note of the fact that annual elections of directors are in line with emerging corporate governance practices providing stockholders with the opportunity to register their views on the performance of the entire Board of Directors each year.

The Governance Committee consulted the Company’s outside advisors when it considered the various positions for and against a classified board. Based upon the analysis and recommendation of the Governance Committee, the Board of Directors has concluded that amending our Restated Certificate of Incorporation to provide for the annual election of all directors (after an appropriate phase-in period) will be in the best interests of the Company and our stockholders.

Adoption of each proposed amendment requires the affirmative vote of the holders of at least two-thirds of our outstanding shares of common stock. Accordingly, both abstentions and broker non-votes with respect to any of these proposal amendments will count as votes against such proposed amendment. It is important to note that each proposal to amend our Restated Certificate of Incorporation will be voted upon separately, but that none of these proposals will be effectuated unless all are adopted by stockholders. If all the proposals to amend our Restated Certificate of Incorporation described in this proxy statement are approved, the Board of Directors then will adopt corresponding changes to the By-Laws.

The text of the proposed amendments to our restated Certificate of Incorporation is attached as Appendix A to this Proxy Statement, with deletions indicated by strikethroughs and additions indicated by underline. The discussion on the following pages regarding these proposals is qualified in its entirety by reference to Appendix A

(a) Proposal to amend our Restated Certificate of Incorporation to declassify the Board of Directors and to authorize annual election of all members of the Board of Directors.

Our Restated Certificate of Incorporation currently divides the Board of Directors into three classes of directors of approximately equal number. Directors are elected for three-year terms that are staggered among the three classes so that only one class is up for election at any annual meeting. If this proposal is approved, our Restated Certificate of Incorporation will provide that in future years, as directors’ current terms expire, nominees for director will be elected for one-year terms at the annual meeting of stockholders.

If this proposal is approved by stockholders at the special meeting:

•	the director nominees for Class II director, which Class’ current term expires at the 2007 Annual Meeting, will, if elected at that meeting, serve until their term expires at the 2010 annual meeting of stockholders and would be subject to annual re-election thereafter.

•	Class III directors will continue to serve until their current terms expire at our 2008 annual meeting, at which time the Class III director nominees will be elected to serve one-year terms and will be subject to annual re-election thereafter.

•	Class I directors, who were elected at our 2006 annual meeting, will continue to serve until their current terms expire at our 2009 annual meeting, at which time the Class I director nominees will be elected to serve one-year terms and will be subject to annual re-election thereafter.

As noted above, immediately following the effectiveness of the proposed amendments to our Restated Certificate of Incorporation described in this Proxy Statement, the Board of Directors will amend our By-Laws to provide for corresponding changes to declassify the Board of Directors.

The Board of Directors unanimously recommends a vote “FOR” the adoption of the amendment to our Restated Certificate of Incorporation to declassify the Board of Directors and to authorize annual election of the directors.

(b) Proposal to amend our Restated Certificate of Incorporation to remove the supermajority voting requirement for removal of a director for cause and to permit directors to be removed by stockholders with or without cause by a majority vote.

Our Restated Certificate of Incorporation currently provides that removal of a director may only be for cause and that such removal requires the affirmative vote of the holders of at least two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

If this proposal is approved, our Restated Certificate of Incorporation will be amended to provide that a director can be removed with or without cause by the holders of a majority of the shares of stock entitled to vote at an election of directors in accordance with the Delaware General Corporation Law. As noted above, immediately following the effectiveness of the proposed amendments to our Restated Certificate of Incorporation described in this Proxy Statement, the Board of Directors will amend the By-Laws to provide for corresponding changes.

The Board of Directors unanimously recommends a vote “FOR” the adoption of the amendment to our Restated Certificate of Incorporation to remove the supermajority voting requirement for removal of a director for cause and to permit removal of a director with or without cause by a vote of the holders of a majority of the shares of stock entitled to vote at an election of directors.

(c) Proposal to amend our Restated Certificate of Incorporation to remove the supermajority voting requirement to alter, amend or repeal certain sections of our Restated Certificate of Incorporation and By-Laws.

Our Restated Certificate of Incorporation currently provides that stockholders may alter, amend or repeal either (i) Article VI of our Restated Certificate of Incorporation (which Article deals with, among other items, the classified board, vacancies on the Board of Directors and removal of directors) or (ii) our By-Laws, whether or not adopted by stockholders, if holders of at least two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors affirmatively vote to do so.

If this proposal is approved, our Restated Certificate of Incorporation will be amended to (i) delete the provision requiring a supermajority vote to alter, amend or repeal Article VI of our Restated Certificate of Incorporation and (ii) provide that our By-Laws may be altered, amended or repealed by the holders of a majority of the shares of stock entitled to vote at an election of directors. As noted above, immediately following the effectiveness of the proposed amendments to our Restated Certificate of Incorporation described in this Proxy Statement, the Board of Directors will amend the By-Laws to provide for corresponding changes.

The Board of Directors unanimously recommends a vote “FOR” the adoption of the amendment to our Restated Certificate of Incorporation to remove the supermajority voting requirement to alter, amend or repeal certain sections of our Restated Certificate of Incorporation and By-Laws.

Amendment to the By-Laws to Provide for Majority Voting of Directors

In addition, our Board of Directors has approved an amendment to our By-Laws to adopt a majority vote standard for the election of directors in uncontested elections, beginning with the next election of directors at our 2008 annual meeting. This new standard would require that each nominee receives a majority of the votes cast with respect to that nominee in order to be elected. In other words, if the votes withheld from any nominee’s election exceeds the vote in favor of such election, then the nominee would not be elected.

Contested elections (where there are more nominees than directors to be elected) will continue to use the plurality vote standard. Currently, in accordance with the Delaware General Corporation Law, directors are elected under a plurality vote standard, meaning that candidates in an uncontested election who receive the most votes would be elected, without regard to whether those votes constitute a majority of the shares of common stock voting at the meeting. In other words, all candidates for election in an uncontested election who receive any votes in favor of their candidacies will be elected, regardless of the number of votes withheld from their candidacies, so long as a quorum is present.

As is the case with the proposal to declassify our Board of Directors, our Board of Directors believes that a majority voting standard is in line with current trends in corporate governance and is appropriate for and in the best interests of the Company and its stockholders.

Under the Delaware General Corporation Law, if an incumbent director is not elected, that director continues to serve as a “holdover director” until the director’s successor is duly elected and qualified. To address this potential outcome, our Board of Directors has also adopted a director resignation policy in our By-Laws. Under this policy, if an incumbent director is not elected by a majority of the votes cast (because the votes withheld from such director’s candidacy exceed the votes in favor of that candidacy), that director will be required to offer his or her resignation to the Board of Directors. The Governance Committee would then make a recommendation to the Board of Directors on whether to accept or reject that resignation, or whether other action should be taken. The Board of Directors will publicly disclose its decision and the rationale behind it within 90 days following the certification of the election results.

STOCKHOLDER PROPOSALS FOR 2008

Stockholder proposals intended to be presented at the 2008 Annual Meeting must be received by the Company not later than November 30, 2007 as well as satisfy certain eligibility requirements established by the Securities and Exchange Commission, in order to be included in the Company’s Proxy Statement for the 2008 Annual Meeting.

Under the Company’s By-laws, any stockholder wishing to present a nomination for the office of director before the 2008 Annual Meeting for a vote must give notice to the Company on or prior to January 23, 2008; and any stockholder wishing to bring a proposal or other business before the 2008 Annual Meeting for a vote must give the Company not less than 60 days nor more than 90 days advance notice (provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the 2008 Annual Meeting is given or made to stockholders, notice must be received not later than the close of business on the 10th day following the date on which such notice of the date of the 2008 Annual Meeting was mailed or such public disclosure was made) prior to the date of the 2008 Annual Meeting (which date has not yet been determined by the Company), and that both such notices must meet certain other requirements as stated in the Company’s By-laws. Any stockholder interested in making such a nomination or proposal should request a copy of such By-law provisions from the Secretary of Cambrex Corporation. If the Company does not receive notice of a stockholders’ proposal within this time frame, the individuals named in the proxies solicited by the Board of Directors for that meeting may exercise discretionary voting power with respect to that proposal.

By Order of the Board of Directors.

Peter E. Thauer,
Secretary

UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 2006. REQUESTS SHOULD BE DIRECTED TO MR. GREGORY SARGEN, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, CAMBREX CORPORATION, ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NJ 07073. SUCH REPORT WILL BE FURNISHED WITHOUT EXHIBITS. COPIES OF THE EXHIBITS TO SUCH ANNUAL REPORT WILL BE FURNISHED TO REQUESTING STOCKHOLDERS UPON PAYMENT OF THE COMPANY’S REASONABLE EXPENSES IN FURNISHING THE SAME.

EXHIBIT 1

Independence Standards for Directors

Pursuant to the New York Stock Exchange listing standards and the Sarbanes-Oxley Act of 2002, our Board of Directors has adopted a formal set of categorical standards with respect to the determination of director independence. To be considered “independent” for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company or its subsidiaries other than as a director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1. The Board has defined an independent director as a director who meets all of the following criteria:

a. is not currently an employee or member of management of the Company or any of its subsidiaries;

b. has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). For this purpose material relationships can, for example, include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships;

c. has no other relationships with the Company or its subsidiaries that would interfere in the exercise of independent judgment as a director;

d. does not accept any consulting, advisory, or other compensatory fee from the Company or its subsidiaries except fees received for service as a director, and has no personal services contract(s) with the Company or its subsidiaries;

e. is and is not affiliated with a company that is an adviser or consultant to the Company or its subsidiaries;

f. is not affiliated with a not-for-profit entity that receives significant contributions from the Company.

2. Any person who, or whose immediate family member(s), has within the prior three years had any of the following relationships with the Company does not qualify as a independent director.

a. Former Employees.  A person who has been an employee, or whose immediate family member has been an executive officer, of the Company or its subsidiaries, cannot be an independent director until three years after the end of the employment.

b. Direct Compensation.  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company or its subsidiaries, other than director and committee fees, cannot be an independent director until three years after he ceases to receive more than $100,000 per year in such compensation.

c. Significant Customers and Vendors.  A director who is an executive officer or an employee of, or whose immediate family member is an executive officer of, a company that makes payments to, or receives payments from, the Company or its subsidiaries for property or services in excess of, in any single fiscal year, the greater of (i) $1 million or (ii) 2% of the other company’s consolidated gross revenues, cannot be an independent director until three years after falling below the threshold.

d. Former Auditor.  A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company cannot be an independent director until three years after the end of the affiliation or the auditing relationship.

e. Interlocking Directorships.  A director who is employed as, or whose immediate family member is employed as, an executive officer of another company where any of the Company’s present executive officers serve on that company’s compensation committee cannot be an independent director until three years after the end of such service or the employment relationship.

APPENDIX A

PROPOSED AMENDMENTS TO THE RESTATED CERTIFICATE OF
INCORPORATION OF CAMBREX CORPORATION

Article SIXTH of the Restated Certificate of Incorporation of the Company would be amended to read as follows:

SIXTH:  (a) Except as otherwise fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. Subject to the provisions of this Article SIXTH below, until the 2010 annual meeting of stockholders when the following classification shall cease, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, another class to hold office initially for a term expiring at the annual meeting of stockholders in 1989, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1990, with the members of each class to hold office until the successors are elected and qualified. At each annual meeting of the stockholders of the Corporation until the 2008 annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Directors elected at and after the 2008 annual meeting of stockholders shall hold office until the first annual meeting of stockholders following their election and until a successor shall have been elected and qualified or until the director’s prior death, resignation or removal.

(b) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.

(c) Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the directors or the sole director then remaining in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified, including in circumstances where such director’s predecessor was elected to a longer term. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

(e) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or President or the Board of

A-1

Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-Laws of the Corporation.

(f) In furtherance and not in the limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, but the stockholders may adopt additional By-Laws and may amend or repeal By-Laws whether or not adopted by them provided that the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, is required for any such adoption of additional By-Laws, amendment or repeal.

(g) Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of a majority of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article SIXTH or to adopt any provision inconsistent herewith.

A-2

CAMBREX CORPORATION
Solicited by Board of Directors for 2007 Annual Meeting of Stockholders
     The undersigned stockholder of Cambrex Corporation, (the “Company”) hereby appoints J.A. Mack, L.M. Beshar and S.M. Klosk, and each of them acting singly and each with power of substitution and resubstitution, attorneys and proxies of the undersigned, with all the powers the undersigned would possess if personally present, to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders of the Company to be held on April 26, 2007 at 1:00 p.m. at the Sheraton Meadowlands Hotel, Meadowlands Plaza, East Rutherford, New Jersey and any adjournment thereof. Without otherwise limiting the general authorization hereby given, said attorneys and proxies are instructed to vote as indicated on the reverse side hereof on the proposals set forth in the Notice of Annual Meeting of Stockholders of the Company and accompanying Proxy Statement, each dated March 30, 2007.
     THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE 4 NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF SAID MEETING (PROPOSAL NO. 1), “FOR” RATIFICATION OF THE SELECTION OF ACCOUNTANTS (PROPOSAL NO. 2) AND “FOR” AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION IN ORDER TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS AND AUTHORIZING (i) THE ANNUAL ELECTION OF ALL MEMBERS OF THE BOARD OF DIRECTORS; (ii) STOCKHOLDERS TO REMOVE A DIRECTOR WITH OR WITHOUT CAUSE BY A MAJORITY VOTE OF THE THEN OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE GENERALLY IN THE ELECTION OF DIRECTORS; AND (iii) REMOVAL OF PROVISIONS REQUIRING A SUPERMAJORITY VOTE OF OUR COMMON STOCK TO EFFECT CERTAIN AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS; AS SET FORTH IN THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF SAID MEETING (PROPOSAL NO. 3), UNLESS OTHERWISE MARKED.
Please Complete And Sign Proxy On Reverse
Side And Return In Enclosed Envelope.

X	Please mark your votes as in this example.
1. ELECTION OF DIRECTORS      FOR     WITHHOLD
Nominees: Rosina B. Dixon, M.D., Roy W. Haley, Leon J. Hendrix, Jr., Ilan Kaufthal

For, except vote withheld from the following nominee(s)

2.	Ratification of the appointment of BDO Seidman as independent public accountants for 2007

FOR	AGAINST	ABSTAIN
3.	Amendments to the Company’s Restated Certificate of Incorporation
(a) Proposal to amend our Restated Certificate of Incorporation to declassify the Board of Directors and to authorize annual election of all members of the Board of Directors.

FOR	AGAINST	ABSTAIN
(b) Proposal to amend our Restated Certificate of Incorporation to remove the supermajority voting requirement for removal of a director for cause and to permit directors to be removed by stockholders with or without cause by a majority vote.

FOR	AGAINST	ABSTAIN
(c) Proposal to amend our Restated Certificate of Incorporation to remove the supermajority voting requirement to alter, amend or repeal certain sections of our Restated Certificate of Incorporation and By-Laws.

FOR	AGAINST	ABSTAIN

Signature(s)	Date

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.